UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 1, 2010

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 16th Street SW, Suite 100 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.  Other Events.

On July 1, 2010, the Registrant paid a regular quarterly distribution of 17.15 cents per share/unit to shareholders and unitholders of record at the close of business on June 15, 2010.  The distribution reinvestment price will be the closing NASDAQ share price on July 1, 2010, less a discount of 5%.  The Company has filed a registration statement with the Securities and Exchange Commission to register the number of common shares necessary to meet distribution reinvestment elections.

This 17.15 cents per common share/unit distribution represents the 157th consecutive quarterly distribution paid by IRET since its inception in 1970.  The previous regular quarterly distribution, also of 17.15 cents per common share/unit, was paid April 1, 2010.

The Registrant also paid, on June 30, 2010, a distribution of 51.56 cents per share on the Company’s Series A Cumulative Redeemable Preferred Shares (NASDAQ: IRETP), to Series A preferred shareholders of record on June 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: July 1, 2010